Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES Receives Continued Listing Standard Notice from NYSE

MATAWAN, NJ, July 17, 2019 – Hovnanian Enterprises, Inc. (NYSE: HOV) (“Hovnanian” or the “Company”), a leading national homebuilder, announced today that it received written notification (the “Notice”) from the New York Stock Exchange (“NYSE”) that Hovnanian is not in compliance with the continued listing standard set forth in Section 802.01B of the NYSE’s Listed Company Manual (“Section 802.01B”) because Hovnanian’s average global market capitalization was less than $50 million over a consecutive 30 trading-day period and its most recently reported stockholders’ equity was also less than $50 million. As set forth in the Notice, as of July 11, 2019, Hovnanian’s 30 trading-day average global market capitalization was approximately $49.5 million.

In accordance with the NYSE rules, the Company intends to notify the NYSE within 10 business days of receipt of the Notice that it intends to submit a plan (the “Plan”) within 45 days from receipt of the Notice advising the NYSE of definitive action the Company has taken, or is taking, which would bring the Company into conformity with the NYSE’s continued listed standards within 18 months of receipt of the Notice. The NYSE will review the Plan and, within 45 days of its receipt, determine whether the Company has made a reasonable demonstration of an ability to come into conformity with Section 802.01B in the 18-month cure period. If the NYSE accepts the Plan, Hovnanian’s Class A common stock will continue to be listed and traded on the NYSE during the 18-month cure period, subject to the Company’s compliance with other continued listing standards, and the Company will be subject to quarterly monitoring by the NYSE for compliance with the Plan.

The Notice has no immediate impact on the listing of Hovnanian’s Class A common stock, which will continue to trade on the NYSE during the applicable cure period, subject to the Company’s compliance with the other listing requirements of the NYSE. The Notice does not affect the ongoing business operations of Hovnanian, compliance with its debt instruments or its reporting requirements under the rules and regulations of the SEC.

About Hovnanian Enterprises®, Inc.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey and, through its subsidiaries, is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes and Brighton Homes®. Additionally, the Company’s subsidiaries, as developers of K. Hovnanian’s® Four Seasons communities, make the Company one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc. can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a significant homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) high leverage and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) availability and terms of financing to the Company; (5) the Company’s sources of liquidity; (6) changes in credit ratings; (7) the seasonality of the Company’s business; (8) the availability and cost of suitable land and improved lots and sufficient liquidity to invest in such land and lots; (9) shortages in, and price fluctuations of, raw materials and labor; (10) reliance on, and the performance of, subcontractors; (11) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (12) fluctuations in interest rates and the availability of mortgage financing; (13) increases in cancellations of agreements of sale; (14) changes in tax laws affecting the after-tax costs of owning a home; (15) operations through unconsolidated joint ventures with third parties; (16) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (17) legal claims brought against us and not resolved in our favor, such as product liability litigation, warranty claims and claims made by mortgage investors; (18) levels of competition; (19) successful identification and integration of acquisitions; (20) significant influence of the Company’s controlling stockholders; (21) availability of net operating loss carryforwards; (22) utility shortages and outages or rate fluctuations; (23) changes in trade policies, including the imposition of tariffs and duties on homebuilding materials and products, and related trade disputes with and retaliatory measures taken by other countries; (24) geopolitical risks, terrorist acts and other acts of war; (25) loss of key management personnel or failure to attract qualified personnel; (26) information technology failures and data security breaches; (27) negative publicity; and (28) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2018 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.